Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-50085) pertaining to the Mission Bay Consulting, Inc. Stock Option Plan of Discas, Inc. of our report dated July 23, 1998, as to which the date is July 23, 1998, with respect to the consolidated financial statements of Discas, Inc. included in the Annual Report (Form 10-KSB) for the year ended April 30, 1998.



                                                    JUMP, SCUTELLARO AND COMPANY





Toms River, New Jersey
August 10, 1998